EXHIBIT 5.01
December 8, 2006
Symantec Corporation
20330 Stevens Creek Blvd.
Cupertino, CA 95014
Gentlemen/Ladies:
     At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) filed by Symantec Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about December 11, 2006, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Prospectus Supplement dated December 11, 2006, pursuant to Rule 424(b) of the Securities Act, relating to the resale by selling securityholders of the Company of an aggregate of $2,088,101,000 of the 0.75% Convertible Senior Notes due 2011 and the 1.00% Convertible Senior Notes due 2013 (collectively, the “Notes”) and the shares of Company common stock issuable upon the conversion of such Notes (the “Stock”, and together with the Notes, the “Securities”) of the Company. All of the Securities are being registered on behalf of certain securityholders of the Company (the “Selling Securityholders”). The Notes were issued pursuant to Indentures dated as of June 16, 2006 (the “Indentures”) by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”).
     In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.
(1)	The Company’s Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on September 20, 2004 (as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on July 1, 2005) and the Certificate of Designations of Series A Junior Participating Preferred Stock, filed with the Delaware Secretary of State on December 16, 2004 (collectively, the “Certificate of Incorporation”).

(2)	The Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on June 16, 2006 (the “Bylaws”).

(3)	The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

(4)	The Prospectus prepared in connection with the Registration Statement.

(5)	The Indentures, together with the exhibits attached thereto.

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(6)	The resolutions of the Company’s Board of Directors, the Pricing Committee thereof and the Subcommittee of the Pricing Committee adopted on June 5, 2006, June 8, 2006 and June 12, 2006, respectively, approving the filing of the registration statement registering the resale of the Securities that have been provided to us by the Company.

(7)	A certificate of Computershare Trust Company, N.A., as transfer agent of the Company’s stock, dated December 7, 2006 listing the issued and outstanding shares of the Company’s Common Stock as of such date, and lists of options, warrants and other rights issued or issuable by the Company as of the date hereof (the “Stock Records”).

(8)	A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents, where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.
     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including, but not limited to, those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.
     We are admitted to practice law in the state of California, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the state of California, (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto, and (iv) solely with respect to whether or not the Notes are the valid and binding obligations of the Company, the existing laws of the state of New York. This opinion is limited to such laws, including the rules and regulations of governmental authorities administering such laws, as in effect on the date hereof.

December 8, 2006

     This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Notes:
(1)	The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.

(2)	The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

(3)	The effect of laws relating to usury or permissible rates of interest for loans, forebearances or the use of money.
     We express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights.
     The Company has informed us that the Company intends to issue the Stock upon the conversion of the Notes from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that the Company will (a) timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and (b) amend its Certificate of Incorporation to increase the authorized number of shares of its capital stock if the number of such shares to be sold pursuant to the Registration Stated would cause the Company to issue more shares than it has authorized. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.
     Based upon the foregoing, it is our opinion that:
(1)	The Notes to be sold by the Selling Securityholders pursuant to the Registration Statement are valid and binding obligations of the Company.

(2)	The Stock, when issued upon conversion of the Notes and in accordance with the terms of the Notes, the Registration Statement, the Prospectus and the Prospectus Supplement dated December 11, 2006 relating thereto, will be validly issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact,

December 8, 2006

circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Daniel J. Winnike

Daniel J. Winnike, a Partner